EXHIBIT INDEX
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                               EXHIBIT INDEX
                               =============


EXHIBIT NUMBER        DESCRIPTION                           PAGE
--------------        -----------                           ----

12                    Statement re Computation              Filed Herewith
                       of Ratios

27                    Financial Data Schedule               Filed Herewith